Exhibit 99.1

NEWS RELEASE

August 9, 2022 Contact: Peter D. Thompson, EVP and CFO

FOR IMMEDIATE RELEASE(301) 429-4638

Washington, DC

URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended June 30, 2022. Net revenue was approximately $118.8 million, an increase of 10.4% from the same period in 2021. The Company reported operating income of approximately $23.8 million for the three months ended June 30, 2022, compared to approximately $37.9 million for the three months ended June 30, 2021. Broadcast and digital operating income1 was approximately $55.1 million, an increase of 11.2% from the same period in 2021. Net income was approximately $15.0 million or $0.30 per share (basic) compared to $17.9 million or $0.36 per share (basic) for the same period in 2021. Adjusted EBITDA2 was approximately $47.5 million for the three months ended June 30, 2022, compared to approximately $44.8 million for the same period in 2021.

Alfred C. Liggins, III, Urban One’s CEO and President stated, “We had a strong finish to Q2, driven by continued robust growth in digital and cable television advertising, both of which were up double digits. Our spot radio business outperformed the markets in which we operate by 230 Bps, and I was pleased with our overall 10.4% revenue growth, as a result of which we were able to post adjusted EBITDA growth of 6.1% y-o-y. Like other media businesses, we have experienced a slow-down in Q3, particularly in core radio which is currently pacing down low-to-mid single-digits. Given our diversified mix of assets, I still anticipate consolidated net revenues to grow in Q3, and we remain well positioned for political advertising later in the year. We will continue to be disciplined with capital allocation decisions and our cash position remains strong. We finished the quarter with net leverage below 4.0x, in line with our goal to continue to reduce leverage over time.”

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PAGE 2 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$118,810	$107,593	$231,159	$199,033
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	28,351	26,513	56,869	51,603
Selling, general and administrative, excluding stock-based compensation	35,346	31,510	70,774	61,466
Corporate selling, general and administrative, excluding stock-based compensation	11,528	9,153	20,864	19,273
Stock-based compensation	336	172	460	425
Depreciation and amortization	2,481	2,325	4,886	4,589
Impairment of long-lived assets	16,933	-	16,933	-
Total operating expenses	94,975	69,673	170,786	137,356
Operating income	23,835	37,920	60,373	61,677
INTEREST INCOME	-	168	59	172
INTEREST EXPENSE	15,886	15,853	31,813	33,898
(GAIN) LOSS ON RETIREMENT OF DEBT	(1,855)	-	(1,855)	6,949
OTHER INCOME, net	(9,725)	(2,362)	(11,711)	(4,046)
Income before provision for income taxes and noncontrolling interest in income of subsidiaries	19,529	24,597	42,185	25,048
PROVISION FOR INCOME TAXES	3,725	6,119	9,311	6,109
CONSOLIDATED NET INCOME	15,804	18,478	32,874	18,939
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	770	612	1,471	1,066
CONSOLIDATED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$15,034	$17,866	$31,403	$17,873

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$15,034	$17,866	$31,403	$17,873

Weighted average shares outstanding - basic[3]	50,806,346	49,789,892	50,994,612	49,124,056
Weighted average shares outstanding - diluted[4]	54,658,543	53,780,918	54,871,963	53,186,619

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PAGE 3 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2021	2020
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Consolidated net income attributable to common stockholders (basic)	$0.30	$0.36	$0.62	$0.36

Consolidated net income attributable to common stockholders (diluted)	$0.28	$0.33	$0.57	$0.34

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$55,113	$49,570	$103,516	$85,964
Broadcast and digital operating income margin (% of net revenue)	46.4%	46.1%	44.8%	43.2%

Broadcast and digital operating income reconciliation:

Consolidated net income attributable to common stockholders	$15,034	$17,866	$31,403	$17,873
Add back non-broadcast and digital operating income items included in consolidated net income:
Interest income	-	(168)	(59)	(172)
Interest expense	15,886	15,853	31,813	33,898
Provision for income taxes	3,725	6,119	9,311	6,109
Corporate selling, general and administrative expenses	11,528	9,153	20,864	19,273
Stock-based compensation	336	172	460	425
(Gain) loss on retirement of debt	(1,855)	-	(1,855)	6,949
Other income, net	(9,725)	(2,362)	(11,711)	(4,046)
Depreciation and amortization	2,481	2,325	4,886	4,589
Noncontrolling interest in income of subsidiaries	770	612	1,471	1,066
Impairment of long-lived assets	16,933	-	16,933	-
Broadcast and digital operating income	$55,113	$49,570	$103,516	$85,964

Adjusted EBITDA[2]	$47,508	$44,765	$89,512	$75,002

Adjusted EBITDA reconciliation:

Consolidated net income attributable to common stockholders	$15,034	$17,866	$31,403	$17,873
Interest income	-	(168)	(59)	(172)
Interest expense	15,886	15,853	31,813	33,898
Provision for income taxes	3,725	6,119	9,311	6,109
Depreciation and amortization	2,481	2,325	4,886	4,589
EBITDA	$37,126	$41,995	$77,354	$62,297
Stock-based compensation	336	172	460	425
(Gain) loss on retirement of debt	(1,855)	-	(1,855)	6,949
Other income, net	(9,725)	(2,362)	(11,711)	(4,046)
Noncontrolling interest in income of subsidiaries	770	612	1,471	1,066
Corporate development costs	762	941	1,019	2,334
Employment Agreement Award, incentive plan award expenses and other compensation	903	911	1,482	1,509
Contingent consideration from acquisition	-	240	-	280
Severance-related costs	109	312	242	573
Cost method investment income from MGM National Harbor	2,149	1,944	4,117	3,615
Impairment of long-lived assets	16,933	-	16,933	-
Adjusted EBITDA	$47,508	$44,765	$89,512	$75,002

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PAGE 4 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	June 30, 2022	December 31, 2021
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$143,003	$152,218
Intangible assets, net	774,905	780,133
Total assets	1,254,764	1,261,108
Total debt (including current portion, net of issuance costs)	787,381	818,616
Total liabilities	976,513	989,973
Total stockholders' equity	259,561	254,120
Redeemable noncontrolling interests	18,690	17,015

	June 30, 2022	Applicable Interes Rate
	(in thousands)
SELECTED LEVERAGE DATA:
7.375% senior secured notes due February 2028, net of issuance costs of approximately $12.6 million (fixed rate)	$787,381	7.375%

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-K/A, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”) "), including the current report on Form 8-K filed August 09, 2022 with this press release. Urban One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

The COVID-19 pandemic could have an impact on certain of our revenue and alternative revenue sources on a going forward basis.  While parts of the country are recovering, other parts could see a resurgence of the pandemic and this could impact our results of operations, particularly in our larger markets such as Dallas, Houston and Atlanta. During the early portion of the pandemic, a number of advertisers across a variety of significant advertising categories reduced advertising spend due to the pandemic. This has been particularly true within our radio segment which derives substantial revenue from local advertisers, including in areas such as Texas, Ohio and Georgia. The economies in these areas were hit particularly hard due to social distancing and other government interventions. Further, the COVID-19 pandemic has caused a shift in the way people work and commute, which in some instances has altered demand for our broadcasting radio advertising. Finally, the COVID-19 outbreak caused the postponement or cancellation of certain of our tent pole special events or otherwise impaired or limited ticket sales for such events. A resurgence could have a similar future impact. We do not carry business interruption insurance to compensate us for losses and such losses may continue to occur as a result of the ongoing and fluctuating nature of the COVID-19 pandemic. New outbreaks or surges in new cases due to variants in the markets in which we operate could have material impacts on our liquidity, operations including potential impairment of assets, and our financial results.  Likewise, our income from our investment in MGM National Harbor Casino has at times been negatively impacted by closures and limitations on occupancy imposed by state and local governmental authorities.

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

	Three Months Ended June 30,
	2022	2021	$ Change	% Change

	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$44,518	$42,605	$1,913	4.5%
Political Advertising	1,839	500	1,339	267.8%
Digital Advertising	17,881	15,016	2,865	19.1%
Cable Television Advertising	29,120	22,968	6,152	26.8%
Cable Television Affiliate Fees	24,318	25,396	(1,078)	(4.2)%
Event Revenues & Other	1,134	1,108	26	2.3%

Net Revenue (as reported)	$118,810	$107,593	$11,217	10.4%

Net revenue increased to approximately $118.8 million for the quarter ended June 30, 2022, from approximately $107.6 million for the same period in 2021. Net revenues from our radio broadcasting segment increased 4.9% compared to the same period in 2021. Net revenue from our radio broadcasting segment, excluding political advertising, increased 1.3% compared to the same period in 2021. Reach Media’s net revenues increased 17.8% for the three months ended June 30, 2022, compared to the same period in 2021, due primarily to increased demand. We recognized approximately $53.4 million and $48.5 million of revenue from our cable television segment during the three months ended June 30, 2022, and 2021, respectively, due primarily to increased advertising sales. Net revenue for our digital segment increased approximately $2.8 million for the three months ended June 30, 2022, compared to the same period in 2021 primarily from higher direct revenues.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $75.2 million for the quarter ended June 30, 2022, up 12.0% from the approximately $67.2 million incurred for the comparable quarter in 2021. The overall operating expense increase was driven by higher programming and technical expenses, higher selling, general and administrative expenses, and higher corporate selling, general and administrative expenses.

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PAGE 6 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

As a result of corresponding increases in revenue, we’ve incurred an increase in the following expenses: increase of approximately $2.3 million in employee compensation expenses, $2.3 million in variable expenses, $1.5 million in travel, entertainment and office expenses, $1.3 million in contract labor, talent costs and consulting fees, and $1.0 million in marketing and event spending.

Depreciation and amortization expense increased to approximately $2.5 million for the quarter ended June 30, 2022, compared to approximately $2.3 million for the quarter ended June 30, 2021.

Interest expense remained flat at approximately $15.9 million for the quarters ended June 30, 2022 and 2021. The Company made cash interest payments of $924,000 for the quarter ended June 30, 2022, compared to cash interest payments of $172,000 on its outstanding debt for the quarter ended June 30, 2021. During the three months ended June 30, 2022, the PPP loan and related accrued interest was forgiven and recorded as other income in the amount of $7.6 million. During the quarter ended June 30, 2022, the Company repurchased approximately $25.0 million of its 2028 Notes at an average price of approximately 91.0% of par, resulting in a net gain on retirement of debt of approximately $1.9 million for the quarter ended June 30, 2022.

The impairment of long-lived assets for the three months ended June 30, 2022, was related to a non-cash impairment charge of approximately $4.3 million recorded to reduce the carrying value of our Atlanta market goodwill balance and a charge of approximately $10.7 million associated with our Atlanta, Dallas, Houston, and Raleigh radio market broadcasting licenses, of which approximately $3.7 million relates to periods ending prior to January 1, 2022. The fair value of the radio broadcasting licenses were overstated by approximately $1.1 million, $2.8 million, and $2.1 million as of December 31, 2019, March 31, 2020, and December 31, 2021, respectively, and understated by approximately $2.3 million as of September 30, 2020.  Accordingly, the Company recorded an out-of-period non-cash impairment charge of approximately $3.7 million during the three months ended June 30, 2022. In addition, we recorded an impairment charge of approximately $1.9 million associated with the estimated asset sale consideration for one of our Indianapolis radio broadcasting licenses.

During the three months ended June 30, 2022, we recorded a provision for income taxes of approximately $3.7 million compared to approximately $6.1 million for the three months ended June 30, 2021. The decrease in the provision for income taxes was primarily due to the application of the estimated annual effective tax rate for the year to date and pre-tax income of approximately $19.5 million during the quarter, and discrete tax benefits of approximately $2.1 million primarily related to non-taxable income forgiveness of the PPP Loan. The tax provision resulted in an effective tax rate of 19.1% and 24.9% for the three months ended June 30, 2022 and 2021, respectively. The Company paid income taxes of $696,000 for the quarter ended June 30, 2022 and paid income taxes of $814,000 for the quarter ended June 30, 2021.

Other income, net, was approximately $9.7 million and $2.4 million for the three months ended June 30, 2022 and 2021, respectively. We recognized other income in the amount of approximately $2.1 million and $1.9 million for the three months ended June 30, 2022 and 2021, respectively, related to our MGM investment. As noted above, during the three months ended June 30, 2022, the PPP loan and related accrued interest was forgiven and recorded as other income in the amount of $7.6 million.

Other pertinent financial information includes capital expenditures of approximately $2.3 million and $1.6 million for the quarters ended June 30, 2022 and 2021, respectively.

During the three months ended June 30, 2022, the Company did not repurchase any shares of Class A common stock and repurchased 4,665,589 shares of Class D common stock in the amount of approximately $24.6 million. During the three months ended June 30, 2021, the Company did not repurchase any shares of Class A or Class D common stock.

The Company, in connection with its prior 2009 stock option and restricted stock plan and its current 2019 Equity and Performance Incentive Plan (the “2019 Plan”), is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan. During the three months ended June 30, 2022, the Company executed a Stock Vest Tax Repurchase of 16,181 shares of Class D Common Stock in the amount of $91,000. During the three months ended June 30, 2021, the Company executed a Stock Vest Tax Repurchase of 14,051 shares of Class D Common Stock in the amount of $33,000.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three and six months ended June 30, 2022 and 2021 are included.

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PAGE 7 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2022
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$118,810	$37,192	$11,092	$17,881	$53,449	$(804)
OPERATING EXPENSES:
Programming and technical	28,351	9,120	3,727	3,308	12,579	(383)
Selling, general and administrative	35,346	16,418	1,916	6,904	10,530	(422)
Corporate selling, general and administrative	11,528	-	636	6	2,156	8,730
Stock-based compensation	336	-	-	-	286	50
Depreciation and amortization	2,481	825	46	332	952	326
Impairment of long-lived assets	16,933	16,933	-	-	-	-
Total operating expenses	94,975	43,296	6,325	10,550	26,503	8,301
Operating income (loss)	23,835	(6,104)	4,767	7,331	26,946	(9,105)
INTEREST INCOME	-	-	-	-	-	-
INTEREST EXPENSE	15,886	50	-	79	1,919	13,838
GAIN ON RETIREMENT OF DEBT	(1,855)	-	-	-	-	(1,855)
OTHER INCOME, net	(9,725)	13	-	-	-	(9,738)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	19,529	(6,167)	4,767	7,252	25,027	(11,350)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	3,725	(6,981)	1,368	-	7,355	1,983
CONSOLIDATED NET INCOME (LOSS)	15,804	814	3,399	7,252	17,672	(13,333)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	770	-	-	-	-	770
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$15,034	$814	$3,399	$7,252	$17,672	$(14,103)

Adjusted EBITDA[2]	$47,508	$11,674	$4,813	$7,663	$28,184	$(4,826)

PAGE 8 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2021
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$107,593	$35,465	$9,414	$15,129	$48,461	$(876)
OPERATING EXPENSES:
Programming and technical	26,513	8,608	3,388	2,414	12,461	(358)
Selling, general and administrative	31,510	13,757	2,001	6,385	9,886	(519)
Corporate selling, general and administrative	9,153	-	613	1	1,187	7,352
Stock-based compensation	172	4	-	-	16	152
Depreciation and amortization	2,325	792	53	315	937	228
Total operating expenses	69,673	23,161	6,055	9,115	24,487	6,855
Operating income (loss)	37,920	12,304	3,359	6,014	23,974	(7,731)
INTEREST INCOME	168	-	-	-	-	168
INTEREST EXPENSE	15,853	43	-	79	1,919	13,812
OTHER INCOME, net	(2,362)	(406)	-	-	-	(1,956)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	24,597	12,667	3,359	5,935	22,055	(19,419)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	6,119	2,923	846	-	5,568	(3,218)
CONSOLIDATED NET INCOME (LOSS)	18,478	9,744	2,513	5,935	16,487	(16,201)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	612	-	-	-	-	612
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$17,866	$9,744	$2,513	$5,935	$16,487	$(16,813)

Adjusted EBITDA[2]	$44,765	$13,200	$3,462	$6,573	$25,003	$(3,473)

PAGE 9 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2022
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$231,159	$68,684	$21,123	$33,367	$109,883	$(1,898)
OPERATING EXPENSES:
Programming and technical	56,869	17,996	7,140	6,577	25,920	(764)
Selling, general and administrative	70,774	31,160	4,021	14,498	22,229	(1,134)
Corporate selling, general and administrative	20,864	-	1,314	7	3,224	16,319
Stock-based compensation	460	-	-	-	325	135
Depreciation and amortization	4,886	1,640	93	665	1,899	589
Impairment of long-lived assets	16,933	16,933	-	-	-	-
Total operating expenses	170,786	67,729	12,568	21,747	53,597	15,145
Operating income (loss)	60,373	955	8,555	11,620	56,286	(17,043)
INTEREST INCOME	59	-	-	-	-	59
INTEREST EXPENSE	31,813	99	-	158	3,838	27,718
GAIN ON RETIREMENT OF DEBT	(1,855)	-	-	-	-	(1,855)
OTHER INCOME, net	(11,711)	7	-	-	-	(11,718)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	42,185	849	8,555	11,462	52,448	(31,129)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	9,311	(5,268)	2,300	-	14,102	(1,823)
CONSOLIDATED NET INCOME (LOSS)	32,874	6,117	6,255	11,462	38,346	(29,306)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,471	-	-	-	-	1,471
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$31,403	$6,117	$6,255	$11,462	$38,346	$(30,777)

Adjusted EBITDA[2]	$89,512	$19,569	$8,648	$12,290	$58,510	$(9,505)

PAGE 10 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2021
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$199,033	$63,253	$17,230	$25,484	$94,703	$(1,637)
OPERATING EXPENSES:
Programming and technical	51,603	17,101	6,797	5,226	23,196	(717)
Selling, general and administrative	61,466	28,569	3,126	11,625	19,054	(908)
Corporate selling, general and administrative	19,273	-	1,253	2	2,750	15,268
Stock-based compensation	425	28	-	-	71	326
Depreciation and amortization	4,589	1,522	111	638	1,866	452
Impairment of long-lived assets	-	-	-	-	-	-
Total operating expenses	137,356	47,220	11,287	17,491	46,937	14,421
Operating income (loss)	61,677	16,033	5,943	7,993	47,766	(16,058)
INTEREST INCOME	172	-	-	-	-	172
INTEREST EXPENSE	33,898	87	-	158	3,838	29,815
LOSS ON RETIREMENT OF DEBT	6,949	-	-	-	-	6,949
OTHER INCOME, net	(4,046)	(406)	-	-	-	(3,640)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	25,048	16,352	5,943	7,835	43,928	(49,010)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	6,109	3,711	1,483	-	10,964	(10,049)
CONSOLIDATED NET INCOME (LOSS)	18,939	12,641	4,460	7,835	32,964	(38,961)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,066	-	-	-	-	1,066
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$17,873	$12,641	$4,460	$7,835	$32,964	$(40,027)

Adjusted EBITDA[2]	$75,002	$17,774	$6,140	$8,962	$49,815	$(7,689)

PAGE 11 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

Urban One, Inc. will hold a conference call to discuss its results for the second fiscal quarter of 2022. The conference call is scheduled for Tuesday, August 09, 2022 at 5:30 p.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-877-226-8163; international callers may dial direct (+1) 234-720-6983.  The Access Code is 2993856.

A replay of the conference call will be available from 8:30 p.m. EDT August 09, 2022 until 12:00 a.m. EDT August 12, 2022. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct (+1) 402-970-0847. The replay Access Code is 8046193.

Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One, Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As of June 30, 2022, we owned and/or operated 64 independently formatted, revenue producing broadcast stations (including 54 FM or AM stations, 8 HD stations, and the 2 low power television stations we operate) branded under the tradename “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African-American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. We also have invested in a minority ownership interest in MGM National Harbor, a gaming resort located in Prince George’s County, Maryland. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African-American and urban audiences.

Notes:

1“Broadcast and digital operating income” consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, gain on sale-leaseback and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or loss, or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2“Adjusted EBITDA” consists of net income (loss) plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback, Employment Agreement and incentive plan award expenses and other compensation, contingent consideration from acquisition, corporate development costs, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, and gain on retirements of debt. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television). Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3For the three months ended June 30, 2022 and 2021, Urban One had 50,806,346 and 49,789,892 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the six months ended June 30, 2022 and 2021, Urban One had 50,994,612 and 49,124,056 shares of common stock outstanding on a weighted average basis (basic), respectively.

4For the three months ended June 30, 2022 and 2021, Urban One had 54,658,543 and 53,780,918 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.  For the six months ended June 30, 2022 and 2021, Urban One had 54,871,963 and 53,186,619 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.